Exhibit 23.1


               Consent of Independent Certified Public Accountants


We have issued our report dated March 29, 2001, except for Note K as to which the date is April 5, 2001, accompanying the consolidated financial statements included in the Annual Report of Greenbriar Corporation, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greenbriar Corporation on Form S-3 (File No. 33-64840) and on Form S-8 (File No. 33-65856, 33-33985 and 33-64840).


GRANT THORNTON, LLP

Dallas, Texas
March 29, 2001